UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CBRE REALTY FINANCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Stockholder:	[ ], 2008

You are invited to attend the annual meeting of stockholders of CBRE Realty Finance, Inc. (the “Company”). This year’s meeting will be held on [            ], [            ], 2008 at [            ] a.m., local time, at The InterContinental, The Barclay New York, 111 East 48th Street, New York, New York 10017.

The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed WHITE proxy card and return it as promptly as possible or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed WHITE proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Please note that Arbor Realty Trust, Inc. (“Arbor”) has given notice of its intention to nominate a slate of seven persons for election as our directors at the annual meeting. You may receive proxy solicitation materials from Arbor. We do not currently know whether Arbor will nominate such persons or present such proposal at the annual meeting. OUR BOARD OF DIRECTORS FIRMLY BELIEVES THAT THE RE-ELECTION OF THE COMPANY’S CURRENT DIRECTORS IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS, AND STRONGLY URGES YOU TO REJECT ARBOR’S NOMINEES BY DISCARDING ANY PROXY MATERIALS AND PROXY CARD YOU MAY RECEIVE FROM ARBOR. If you have previously signed a proxy card sent to you by Arbor, you can revoke that earlier proxy and vote for our Board of Directors’ nominees and on other matters to be voted on at the annual meeting by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage paid envelope. If you sign and return any proxy card provided by Arbor—even if it reflects a vote “AGAINST” Arbor’s nominees—will cancel any votes reflected on any WHITE proxy card you may have previously sent us. The properly executed proxy card you submit with the latest date will be the one honored. We urge you to disregard any proxy card sent to you by Arbor. See our question and answer section for information on how to vote by proxy card, how to revoke a proxy, and how to vote your shares in person at the annual meeting.

Sincerely,

Ray Wirta Chairman of the Board

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

CBRE Realty Finance, Inc.’s stockholders of record on the close of business on [            ], 2008, the record date for the 2008 annual meeting of stockholders, may authorize their proxies to vote their shares by telephone or Internet by following the instructions on their WHITE proxy card. If you have any questions regarding how to authorize your proxy by telephone or by Internet or need assistance in voting your WHITE proxy card, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

CBRE REALTY FINANCE, INC.

185 Asylum Street, 31st Floor

Hartford, CT 06103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on [            ], 2008

The 2008 annual meeting of stockholders of CBRE Realty Finance, Inc. will be held on [            ], [            ], 2008 at [            ] a.m., local time, at The InterContinental, The Barclay New York, 111 East 48th Street, New York, New York 10017. At the annual meeting, stockholders will vote upon the following proposals:

(1)	To elect all directors to serve until the 2009 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(3)	To consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on [            ], 2008, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten calendar days prior to the annual meeting, between the hours of 8:30 a.m. and 4:30 p.m., local time, at our corporate offices located at 185 Asylum Street, 31st Floor, Hartford, CT 06103. You may arrange to review this list by contacting our Secretary, Susan M. Orr.

You are requested to complete and sign the enclosed WHITE form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed WHITE proxy card contains instructions regarding all three methods of voting. Any proxy may be revoked by delivery of a later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

Please note that Arbor Realty Trust, Inc. (“Arbor”) has given notice of its intention to nominate a slate of seven persons for election as our directors at the annual meeting. You may receive proxy solicitation materials from Arbor. We do not currently know whether Arbor will nominate such persons or present such proposal at the annual meeting. OUR BOARD OF DIRECTORS FIRMLY BELIEVES THAT THE RE-ELECTION OF THE COMPANY’S DIRECTORS IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS, AND STRONGLY URGES YOU TO REJECT ARBOR’S NOMINEES BY DISCARDING ANY PROXY MATERIALS AND PROXY CARD YOU MAY RECEIVE FROM ARBOR. If you have previously signed a proxy card sent to you by Arbor, you can revoke that earlier proxy and vote for our Board of Directors’ nominees and on other matters to be voted on at the annual meeting by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage paid envelope. Any signed proxy card provided by Arbor you return—even if it reflects a vote “AGAINST” Arbor’s nominees—will cancel any votes reflected on any WHITE proxy card you may have previously returned. The properly executed proxy card you submit with the latest date will be the one honored. We urge you to disregard any proxy card sent to you by Arbor. See our question and answer section for information on how to vote by proxy card, how to revoke a proxy, and how to vote your shares in person at the annual meeting.

By Order of our Board of Directors,

Susan M. Orr

Secretary

New York, New York

[            ], 2008

This annual meeting is of particular importance to all stockholders in light of the attempt by Arbor to take over control of your company by replacing all of your directors with Arbor’s slate of seven designees. Your vote is very important to us. Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed WHITE proxy card in the postage-prepaid envelope provided or authorize your proxy by telephone or the Internet following the instructions on your WHITE proxy card. For specific instructions on voting, please refer to the instructions on the WHITE proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your WHITE proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

CBRE Realty Finance, Inc.’s stockholders of record on the close of business on [            ], 2008, the record date for the 2008 annual meeting of stockholders, may authorize their proxies to vote their shares by telephone or Internet by following the instructions on their WHITE proxy card. If you have any questions regarding how to authorize your proxy by telephone or by Internet or need assistance in voting your WHITE proxy card, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

IMPORTANT

You will not be admitted to the annual meeting without proper identification (such as driver’s license or passport) and either proof of your ownership of CBRE Realty Finance, Inc. common stock or proof that you hold a valid proxy from a stockholder who held CBRE Realty Finance, Inc. common stock as of the record date of the annual meeting.

Registration will begin at [            ] a.m., EST. Please allow ample time for check-in. Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the annual meeting. If your shares (or the shares of the stockholder who granted you the proxy) are held in the name of a bank, broker or other nominee holder and you plan to attend the annual meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of CBRE Realty Finance, Inc. common stock (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy).

Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the meeting.

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CBRE REALTY FINANCE, INC.

185 Asylum Street, 31st Floor

Hartford, CT 06103

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS to be held on [            ], 2008

We are sending this proxy statement and the enclosed WHITE proxy card to our stockholders on or about [            ], 2008, in connection with the solicitation of proxies by our Board of Directors of CBRE Realty Finance, Inc. for use at the 2007 annual meeting of stockholders to be held on [            ], [            ], 2008, at [            ] a.m., local time, at The InterContinental, The Barclay New York, 111 East 48th Street, New York, New York 10017 or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on [            ], 2008, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Stockholders do not have the right to cumulate votes in the election of directors.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•	to vote upon the election of all directors;

•	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	to consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were [                    ] shares of common stock outstanding and entitled to vote at the meeting.

It will not help your Board of Directors if you sign and return proxies sent by Arbor. The only way to support your Board of Directors’ nominees is to vote FOR your Board of Directors’ nominees on the enclosed WHITE proxy card.

What vote is needed to approve each proposal?

The affirmative vote of the holders of record of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the directors. The affirmative vote of the holders of record of a majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm and the approval of any other matters properly presented at the meeting for stockholder approval. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at the annual meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	signing and forwarding to us a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

If you have previously signed a proxy card sent to you by Arbor, you can revoke that earlier proxy and vote “FOR” our Board of Directors’ nominees and on other matters to be voted on at the annual meeting by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage paid envelope. Any signed proxy card you return—even if it reflects a vote “AGAINST” Arbor’s nominees—will cancel any votes reflected on any WHITE proxy card you may have previously returned. The properly executed proxy card you submit with the latest date will be the one honored. We urge you to disregard any proxy card sent to you by Arbor.

How do I vote?

Voting in Person at the Meeting. If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record. Even if you plan to attend the meeting in person, you can still vote by proxy.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may instruct the proxy holders named in the enclosed WHITE proxy card how to vote your shares of common stock in one of the following ways:

•

Vote by Mail. If you would like to vote by mail, then please mark, sign and date your WHITE proxy card and return it promptly to our transfer agent, American Stock Transfer & Trust Company, in the postage-paid envelope provided.

•

Vote by Telephone. You may vote by telephone by calling the toll-free number listed on your WHITE proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on [            ], 2008. When you call, please have your WHITE proxy card in hand, and you will receive a series of voice instructions which will allow you to vote your shares of common stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR WHITE PROXY CARD.

•

Vote by Internet. You also have the option to vote via the Internet. The website for Internet voting is printed on your WHITE proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on [            ], 2008. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR WHITE PROXY CARD.

Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted. Only the broker, bank or other nominee holder can sign a WHITE proxy card with respect to your shares, and only after receiving specific instructions from you. Please contact all nominee holders of your shares TODAY, and instruct them to sign and return a WHITE proxy card to vote your shares FOR our Board of Directors’ nominees and as our Board of Directors recommends on other matters before the annual meeting

If you hold your shares in more than one account or if they are registered in different names, you may receive more than one WHITE proxy card. Please sign, date and return all WHITE proxies you receive to ensure that all of your shares are voted. Please see the enclosed WHITE proxy card for further instructions on how to submit your vote. If you have any questions regarding how to authorize your proxy by telephone or by Internet or need assistance in voting your WHITE proxy card, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or by email at proxy@mackenziepartners.com.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting or authorize your proxy to vote your shares electronically through the Internet or by telephone, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock represented by the holders of WHITE proxies will be voted for the election of our nominees for the directors named in this proxy statement and for ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and as recommended by our Board of Directors with regard to all other matters in its discretion. If you sign and return any proxy card provided by Arbor—even if it reflects a vote “AGAINST” Arbor’s nominees—will cancel any votes reflected on any WHITE proxy card you may have previously sent us. The properly executed proxy card you submit with the latest date will be the one honored. We urge you to disregard any proxy card sent to you by Arbor. Other than the proxies anticipated to be solicited by Arbor for its slate of nominees, it is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Who can attend the annual meeting?

Admission to the annual meeting is limited to stockholders of CBRE Realty Finance, Inc., persons holding validly executed proxies from stockholders who held CBRE Realty Finance, Inc. common stock at the close of business on [            ], 2008, and invited guests of CBRE Realty Finance, Inc.

If you are a stockholder of CBRE Realty Finance, Inc., you must bring certain documents with you in order to be admitted to the annual meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of CBRE Realty Finance, Inc. Please read the following rules carefully because they specify the documents that you must bring with you to the annual meeting in order to be admitted. The items that you must bring with you differ depending upon whether you are a record holder or hold your stock in “street name.”

Proof of ownership of CBRE Realty Finance, Inc. common stock must be shown at the door. Failure to provide adequate proof that you were a stockholder on the record date may prevent you from being admitted to the annual meeting.

If you were a record holder of CBRE Realty Finance, Inc. common stock on [            ], 2008, then you must bring a valid government-issued personal identification (such as a driver’s license or passport).

If broker, bank or other nominee was the record holder of your shares of CBRE Realty Finance, Inc. common stock on [            ], 2008, then you must bring:

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	Proof that you own shares of CBRE Realty Finance, Inc. common stock at the close of business on [ ], 2008.

Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned CBRE Realty Finance, Inc. common stock on [            ], 2008; (2) a brokerage account statement indicating that you owned CBRE Realty Finance, Inc. common stock on [            ], 2008; or (3) a copy of the voting instruction card provided by your broker indicating that you owned CBRE Realty Finance, Inc. common stock on [            ], 2008.

If you are a proxy holder for a stockholder of CBRE Realty Finance, then you must bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of CBRE Realty Finance, Inc. who owned shares of CBRE Realty Finance, Inc. common stock on [ ], 2008,

•	Valid personal identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of CBRE Realty Finance, Inc. common stock on [            ], 2008, proof of the stockholder’s ownership of shares of CBRE Realty Finance, Inc. common stock on [            ], 2008, in the form of a letter or statement from a bank, broker or other nominee or the voting instruction card provided by the broker, in each case indicating that the stockholder owned CBRE Realty Finance, Inc. common stock on [            ], 2008.

You may not use cameras, cell phones, recording equipment or other electronic devices during the annual meeting.

What other information should I review before voting?

Our 2007 annual report, which contains our financial statements for the year ended December 31, 2007, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2007 annual report on our website at http://www.cbrerealtyfinance.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities Exchange Commission, or the SEC. You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to CBRE Realty Finance, Inc., 185 Asylum Street, 31st Floor, Hartford, CT 06103, Attention: Investor Relations. The 2007 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. You may also be solicited by means of press releases issued by CBRE Realty Finance, Inc., postings on our website, www.cbrerealtyfinance.com, and advertisements in periodicals. None of our directors or officers or any employees of CBRE Realty Finance Management, LLC, or our Manager, will receive any extra compensation for soliciting you. We have retained MacKenzie Partners, Inc. at an aggregate estimated cost of $[            ], plus out-of-pocket expenses, to assist in the solicitation of proxies. MacKenzie Partners, Inc. will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of CBRE Realty Finance, Inc. common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of CBRE Realty Finance, Inc. In addition to the solicitation of proxies by mail, our directors and officers and employees of our Manager may solicit proxies personally or by telephone.

Recent Developments

Arbor Director Nominations

On January 28, 2008, Arbor, as the owner of 2,939,465 shares of our common stock, delivered a notice to our Secretary of its intent to nominate seven persons for election as directors at the next annual or special meeting of our stockholders.

Legal Proceedings

On January 28, 2008, without first consulting with us, Arbor filed a complaint in the United States District Court for the District of Maryland requesting declaratory and injunctive relief to permit Arbor to submit to us its stockholder notice, although it would not be considered timely submitted under the advance notice provisions of our By-laws. We responded to Arbor on February 4, 2008 that our Board of Directors determined to waive the deficiency and deemed Arbor’s notice to be timely submitted. Arbor withdrew this litigation on February 5, 2008.

On February 4, 2008, we received a stockholder demand letter from Arbor, dated as of February 1, 2008, demanding that we provide, among other things, a list of our stockholders to Arbor for inspection pursuant to Section 1315 of the New York Business Corporation Law. We responded to Arbor on February 8, 2008 stating that we were uncertain whether Arbor could rely on the New York statute, that its demand, if permissible, requested more information than the statute entitled it to, and that we had concerns regarding the privacy of our stockholders. Further, we informed Arbor that since we are incorporated in the State of Maryland and subject to Maryland law, we respectfully requested that Arbor resubmit its demand letter in accordance with Maryland law where there would be no uncertainty as to the statutory applicability. On February 26, 2008, Arbor filed a complaint in the Supreme Court of the State of New York in and for the County of New York seeking relief from the court that we must comply with the New York Business Corporation Law and produce our list of stockholders for Arbor’s inspection. On March 10, 2008, we entered into a settlement agreement with Arbor and the litigation was withdrawn.

Engagement of Financial Advisor

We have engaged Goldman, Sachs & Co. as our financial advisor to provide certain financial advisory and investment banking services, including services relating to Arbor’s hostile overtures.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members each serving for a term of one year and until their successors are duly elected and qualified. The term expires at each annual meeting of stockholders.

At the annual meeting, all of the directors will be elected to serve until the 2009 annual meeting and until their successors are duly elected and qualified. Our Nominating and Corporate Governance Committee has recommended Ray Wirta, Kenneth J. Witkin, Michael J. Melody, Douglas C. Eby, Vincent J. Costantini, Ricardo Koenigsberger and David P. Marks to our Board of Directors as nominees for election to serve as directors. These nominees are currently serving as directors. Following the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Ray Wirta, Kenneth J. Witkin, Michael J. Melody, Douglas C. Eby, Vincent J. Costantini, Ricardo Koenigsberger and David P. Marks to serve as directors. Our Board anticipates that each nominee will serve, if elected, as a director.

Unless otherwise instructed, the proxy holders named in the WHITE proxy card will vote all the WHITE proxies received by them for the seven nominees named below, all of whom are presently directors of CBRE Realty Finance, Inc. If any nominee is unable to stand for election or is unable or declines to serve as a director at the time of the annual meeting, any WHITE proxies voted in favor of such nominee will be voted for the election of such other person or persons as our Nominating and Corporate Governance Committee may recommend to our Board. Each nominee listed below has consented to being named in this proxy statement and to serve as a director if elected. We are not aware of any nominee who will be unable to serve as a director. Each director elected at this annual meeting will serve an one-year term or until such director’s successor has been duly elected and qualified.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Information Regarding the Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2008 annual meeting, based upon information furnished by each director.

Name	Age	Director Since
Ray Wirta	64	2005
Kenneth J. Witkin	57	2007
Michael J. Melody	45	2005
Douglas C. Eby	48	2005
Vincent J. Costantini	51	2005
Ricardo Koenigsberger	41	2005
David P. Marks	61	2005

Ray Wirta has been our non-executive chairman and chairman of our Manager since May 2005. From April 25, 2007 through September 4, 2007, Mr. Wirta was our executive chairman and interim chief executive officer and president. Mr. Wirta was chief executive officer of CB Richard Ellis, Inc. and CB Richard Ellis Group, Inc. (collectively, “CBRE”) from July 2001 to June 2005 and has been a director of CBRE since September 2001. Since June 2, 2005, Mr. Wirta has been its vice chairman. He was chief executive officer of CB Richard Ellis Services, Inc. from May 1999 to June 2005. He served as its chief operating officer from May 1998 to May 1999. Since June 2005, Mr. Wirta has been a director of AlliedBarton Security Services, which provides security services to buildings and businesses throughout the U.S. He has served as a manager of Allied Security Holdings LLC since September 2005. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. in International Management from Golden Gate University.

Kenneth J. Witkin has been our chief executive officer, president and director since September 4, 2007. Prior to joining our company, Mr. Witkin served as an executive vice president, senior division executive in the commercial real estate banking group of Bank of America. Mr. Witkin also managed TriSail Capital Corporation, a national mezzanine lending business, which he founded. Prior to the acquisition by Bank of America, Mr. Witkin spent 15 years at FleetBoston Corporation in numerous executive roles. Before joining FleetBoston, he spent seven years as chief operating officer of a private real estate development company. Mr. Witkin began his banking career in 1974 at Citibank, N.A. After four years in the asset-based lending division of Citibank, Mr. Witkin spent the next two years at Citicorp Real Estate, Inc. He served as the regional executive of First Chicago’s Florida Real Estate Group based in Miami from 1981 to 1983. Mr. Witkin is currently a trustee of the Boston Children’s Museum and a board member of the Big Apple Circus. Mr. Witkin holds a B.A. in Economics from Hofstra University and an M.B.A. from New York University Graduate School of Business.

Michael J. Melody has been one of our directors and an executive managing director of our Manager since May 2005. Mr. Melody is vice chairman of CBRE Melody & Company and president of CBRE Capital Corporation. Mr. Melody joined CBRE Melody & Company in 1987, during which time he has been responsible for jointly overseeing production activities nationwide, strategic initiatives including the acquisition and integration of various commercial mortgage banking companies, major accounts and direct mortgage origination with various life insurance companies, pension funds, commercial banks and other CMBS lenders. Mr. Melody holds a B.S. in Architectural Engineering from University of Texas at Austin and an M.B.A. in Real Estate/Finance from the University of Texas at Austin.

Douglas C. Eby has been one our directors since June 9, 2005. Mr. Eby is the Chairman and CEO of Time Partners LLC, an investment advisory firm managing private partnerships for qualified investors. Mr. Eby was the president of Torray LLC, an investment advisory firm founded in 1973, from 1992 to 2007. The firm provides investment management services to separately managed institutional accounts and two publicly traded mutual funds. Mr. Eby has over twenty years of investment management experience. Mr. Eby was an investment manager and research analyst at Thomson Advisory Group from 1986 to 1992. He currently serves on the board of directors of Markel Corporation, an NYSE listed company, Level 3 Communications, a telecommunications company listed on the NASDAQ, Suburban Health Care System, a non-profit healthcare provider in Bethesda, MD and the Boys and Girls Club of Greater Washington. Mr. Eby earned his B.A. in Economics from Catholic University and received an M.B.A from Indiana University.

Vincent J. Costantini has been one of our directors since June 9, 2005. Mr. Costantini was a founder and has served as a managing partner of Roseview Capital Partners LLC, a real estate, merchant banking and investment advisory company since January 2001. Mr. Costantini currently serves on the boards of several business and non-profit organizations. Mr. Costantini is also the chairman of the Board of Kensington Investment Company, the holding company for the Grand Circle Travel Group. From March 2000 to December 2000, Mr. Costantini served as partner and group chief executive officer of The O’Neill Companies, one of the largest privately held commercial real estate development firms in the nation. Prior to joining the O’Neill Companies, he served as a member of the management committee of Lend Lease Real Estate Investments Inc. From 1995 to the first quarter of 2000, Mr. Costantini was president and chief operating officer of Boston Financial, a privately-held real estate institutional investment advisor. Prior to that time, Mr. Costantini served as chief financial officer and head of acquisitions for General Investment & Development Co., a privately-held real estate operating company. Mr. Costantini is a graduate of St. Joseph’s University.

Ricardo Koenigsberger has been one of our directors since June 9, 2005. Mr. Koenigsberger is a managing director of XE Capital Management, LLC where he is head of the real estate group. As a managing director, he is responsible for the overall strategy, acquisition and asset management of XE Capital Management, LLC’s worldwide real estate portfolio. Mr. Koenigsberger is also a founding managing partner of the ROCA Funds, a group of private equity funds focused on the Real Estate Investment Trust Market. In his role as a ROCA partner, Mr. Koenigsberger is a member of the investment committee of the ROCA Funds. Prior to joining XE Capital Management, LLC and forming ROCA Funds, Mr. Koenigsberger was a partner of Apollo Real Estate Advisors,

L.P. (AREA), the general partner of the Apollo Real Estate Funds, and was responsible for new investments and investment management and was with AREA from 1995 to 2006. Apollo is a real estate private equity company with equity under management of over $4 billion. At AREA, Mr. Koenigsberger oversaw equity investments, including investments in distressed debt, limited partnership tenders, convertible preferred instruments, operating companies and direct equity investments. Mr. Koenigsberger was also responsible for all of Apollo’s direct ownership in hotels in the U.S. and led the hospitality business for Apollo. Mr. Koenigsberger was instrumental in the creation and initially headed the Apollo-GMAC Mezzanine Fund. Prior to becoming a partner of AREA, Mr. Koenigsberger had been associated with Apollo Management, the general partner of the Apollo Corporate Funds, since 1990. Mr. Koenigsberger was also a member of the Corporate Finance Department of Drexel Burnham Lambert Incorporated, where he was involved in a variety of financings and M&A assignments. Mr. Koenigsberger is a past director of Capital Lodging, Meadowbrook Golf, Schuler Homes/Western Pacific Housing, CB Richard Ellis, and Washington Corp., a diversified Washington based real estate company. Mr. Koenigsberger is a graduate of the University of Pennsylvania’s Wharton School of Business.

David P. Marks has been one of our directors since June 9, 2005. Mr. Marks is the chief investment officer for CUNA Mutual Group and president of Member Capital Advisers, or MCA, since September 2005. Prior to joining CUNA Mutual Group and MCA, Mr. Marks was the chief investment officer for Travelers Insurance/Citigroup from April 2004 to June 2005. From November 2002 through March 2004, Mr. Marks served as the chief investment officer for CIGNA Investments. From September 2001 to October 2002, Mr. Marks was a Partner at Green Mountain Partners, a buy-out partnership focused on acquiring small-to-medium sized manufacturing companies. During the ten years prior to his position at Green Mountain Partners, Mr. Marks was president and chief investment officer of Allianz Investments. Mr. Marks received a B.A. in Chemistry & Physics from the University of Connecticut, an M.B.A. in Finance from the University of Connecticut and an Executive M.B.A. from Dartmouth University. Mr. Marks is a CFA.

Biographical Information Regarding Executive Officers Who Are Not Directors

Michael A. Angerthal has been our executive vice president, chief financial officer and treasurer since May 2005. During the nine years prior to joining us, Mr. Angerthal was a finance executive at General Electric Company managing senior level finance and investor relations’ positions within several major business units. Most recently, at GE Real Estate where Mr. Angerthal directed the strategic planning, analysis and management of real estate assets including owned and managed real estate, equity investments with real estate partners in industrial, retail, office and multifamily asset classes and debt products for industrial assets. Prior to joining GE in 1996, Mr. Angerthal was a Business Assurance Manager at PriceWaterhouse Coopers. Mr. Angerthal is a CPA and received a B.B.A. degree in accounting from Pace University and an M.B.A. in Corporate Finance from Columbia Business School.

Paul Martin has been one of our executive vice presidents and a managing director of our Manager since May 2005. Mr. Martin has 20 years experience in the real estate finance and investment industry. Prior to joining us, Mr. Martin was a Managing Director in the Capital Markets Group of CIGNA Investment Management where he was the portfolio manager for a portfolio of structured and real estate securities including mezzanine, B Note, CDO, REIT and CMBS investments. Prior to joining CIGNA in 1990, Mr. Martin was a real estate asset manager for Massachusetts Mutual Life Insurance Company. Mr. Martin is a member of the Association for Investment Management & Research, the Commercial Mortgage Securitization Association and is a CFA. Mr. Martin holds an M.S. in Industrial Distribution from Clarkson University and an M.B.A. from University of North Carolina at Chapel Hill.

Thomas Podgorski has been one of our executive vice presidents and a managing director of our Manager since May 2005. Mr. Podgorski has 24 years of experience in the real estate finance and investment industry. Prior to joining us, Mr. Podgorski headed a CMBS initiative at David L. Babson Co., the real estate affiliate of Massachusetts Mutual. Prior to his work at David L. Babson Co., Mr. Podgorski spent 22 years within CIGNA’s Real Estate Investment Division as a Managing Director with CIGNA’s Capital Markets Group and headed

CIGNA’s large loan securitization business from 1998 to 2004. While at CIGNA, Mr. Podgorski was responsible for revenue generation from the program, along with origination, pricing and structuring new investments including fixed and floating rate mezzanine loans. Mr. Podgorski is an active member of the Commercial Mortgage Securitization Association and is a Chartered Financial Analyst (CFA). Mr. Podgorski holds a B.S. in Accounting from Western New England College.

Our Board of Directors and its Committees

Our Board of Directors presently consists of seven members. The Board has affirmatively determined that Messrs. Douglas C. Eby, Vincent J. Costantini, Ricardo Koenigsberger and David P. Marks, representing a majority of its members, are independent of our management, as such term is defined by the rules of the NYSE and the U.S. Securities and Exchange Commission, or the SEC. Our Board of Directors held fourteen meetings during fiscal year 2007. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2007.

Audit Committee. We have a standing Audit Committee, consisting of Messrs. Costantini (chairman), Koenigsberger and Marks, each of whom is “independent” within the meaning of the rules of the NYSE and the SEC and each of whom meet the financial literacy standard required by the rules of the NYSE. Our Board of Directors has determined that Mr. Costantini is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended. Our Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. The function of our Audit Committee is oversight. Management is responsible for the preparation, presentation and integrity of our financial statements, for the effectiveness of internal control over financial reporting, for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and to express an opinion on our internal control over financial reporting based on its audit. Our Board approved a written charter for our Audit Committee, which was ratified in 2008 and a copy of which is available on our website at http://www.cbrerealtyfinance.com. Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement. Our Audit Committee held twelve meetings during fiscal year 2007. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2007.

Compensation Committee. We have a standing Compensation Committee, consisting of Messrs. Eby (chairman), Costantini and Koenigsberger, each of whom is “independent” within the meaning of the rules of the NYSE and the SEC. Our Compensation Committee is responsible for, among other things: (1) evaluating the performance of our chief executive officer and other executive officers; (2) evaluating the performance of our Manager; (3) reviewing the compensation and fees payable to our Manager under our management agreement; (4) administering the issuance of any award under our 2004 Equity Incentive Plan; and (5) reviewing the Compensation Discussion and Analysis for inclusion in this annual proxy statement. Compensation decisions for our executive officers and directors are made by our Compensation Committee. See “Executive Compensation—Compensation Discussion and Analysis.” Our Board approved a written charter for our Compensation Committee, which was ratified in 2008 and a copy of which is available on our website at http://www.cbrerealtyfinance.com. Our Compensation Committee held five meetings during fiscal year 2007. See “Executive Compensation—Report on Executive Compensation.” Each of the committee members attended at least 75% of the total number of meetings of our Compensation Committee held during fiscal year 2007.

Nominating and Corporate Governance Committee. We have a standing Nominating and Corporate Governance Committee, consisting of Messrs. Koenigsberger (chairman), Eby and Marks, each of whom is “independent” within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to be elected at each annual meeting of stockholders, recommending to the Board the directors to serve on each of the Board’s committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to our company and directing the Board in an annual review of its performance. Our Board approved a written charter for our Nominating and Corporate Governance Committee, which was ratified in 2008 and a copy of which is available on our website at http://www.cbrerealtyfinance.com. Our Nominating and Corporate Governance Committee held four meetings during fiscal year 2007. Each of the committee members attended at least 75% of the total number of meetings of our Compensation Committee held during fiscal year 2007.

Executive Committee. We have a standing Executive Committee consisting of Messrs. Wirta (chairman), Witkin, Melody and Marks. Our Executive Committee has authority delegated by our Board of Directors to authorize transactions consistent with our investment guidelines and must approve, by a majority vote (which must include the affirmative vote of the independent director), investments and dispositions aggregating greater than $25 million and up to $50 million (except for investments and dispositions having credit ratings of “A” or better by a major credit rating agency, such threshold are greater than $50 million and up to $75 million). A majority of the members of our board of directors must approve all investments and dispositions greater than such amounts identified above.

Special Litigation Committee. We have a standing Special Litigation Committee, consisting of Mr. Eby. The Special Litigation Committee was formed by our Board of Directors to investigate the allegations made in stockholder demand letters, dated January 15, 2008 and February 7, 2008, that certain of our officers and directors knowingly violated generally accepted accounting principles by improperly accounting for certain of our assets. The Special Litigation Committee is required to report to our Board of Directors its findings and its recommendation whether pursuing litigation is in the best interest of our company. The Special Litigation Committee has retained DLA Piper US LLP as the counsel for the committee in connection with this matter.

Investment Committee. We have a standing Investment Committee consisting of Messrs. Kenneth J. Witkin, our chief executive officer, president and a director, Paul Martin, Thomas Podgorski and Michael A. Angerthal. The role of our Investment Committee is to review and approve our investment policies, and review and approve our investment portfolio holdings and related compliance with our investment policies. The majority vote (which must include the affirmative vote of our executive chairman and interim chief executive officer and president) of all members of our investment committee is required to approve all investments and dispositions, including investments and dispositions of up to $25 million (except for (i) investments and dispositions having credit ratings of “A” or better by a major rating agency, such threshold will be up to $50 million and (ii) with respect to aggregate CMBS investments of up to $15 million having credit ratings of “B” or better and consistent with our operating guidelines, only two members of the investment committee must approve the investment; however, the majority vote of all members of our investment committee will be required to approve aggregate CMBS investments over $15 million). Separate approvals by our executive committee and our board of directors are not required under these circumstances.

Director Compensation*

Directors of our company who are not independent receive no additional compensation for their services as directors, except Mr. Wirta. The following table sets forth information with respect to compensation paid to our independent directors and Mr. Wirta during the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Ray Wirta(3)	$32,867	—	—	—	$32,867
Vincent J. Costantini	$79,500	—	—	—	$79,500
Douglas C. Eby	$69,500	—	—	—	$69,500
Ricardo Koenigsberger	$80,800	—	—	—	$80,800
David P. Marks	$81,200	—	—	—	$81,200

*	The columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.
(1)	Amounts shown do not reflect compensation actually received by the independent director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2007 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or SFAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008.
(2)	Amounts shown do not reflect compensation actually received by the independent director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2007 for option awards as determined pursuant to SFAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008. At December 31, 2007, none of the independent directors have any option awards outstanding.
(3)	Beginning on June 6, 2007, we paid Mr. Wirta for the meetings of our Board of Directors he attended. Mr. Wirta’s compensation in 2007 was prorated from an annual retainer of $45,000.

During the fiscal year ended December 31, 2007, each independent director received an annual retainer of $45,000 payable in cash and a fee of $1,200 payable in cash for each full board meeting attended in person (or $500 payable in cash if participation is telephonically). Each director who served as a chairman to our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received an additional fee of $14,000, $8,000 and $7,000, respectively, payable in cash. In addition, each independent director who serves on a committee of our Board of Directors will receive an annual fee of $5,000, payable in cash. Each independent director was also paid a fee of $1,200 payable in cash for each committee meeting (if held on a separate day from a board meeting) that he or she attends (or $500 payable in cash if participation is telephonically), except for meetings of our executive committee. Additionally, Mr. Marks, who is a member of the Executive Committee of our Board of Directors, received payment of $10,000 in cash for this role. Each independent director also received a restricted stock grant of 667 shares of our common stock upon completion of our June 2005 private offering, which vested one year after the date of grant. We also reimburse all of our directors for their travel expenses, incurred in connection with their attendance at full board and committee meetings. The directors were reimbursed $30,701 for such expenses during 2007, including $20,100 of travel expenses reimbursed to Mr. Wirta during his tenure as the interim chief executive officer and president of our company.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to ratification of this appointment by our common stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in May 2005 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

Audit Fees

Fees for audit services totaled $1,604,177 in 2007 and $1,022,419 in 2006. Audit fees include fees associated with our annual audit, including the audit of the effectiveness of internal control over financial reporting, and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include fees for services relating to public filings in connection with our initial public offering, and certain other transactions.

Audit-Related Fees

Fees for audit-related services were $0 in 2007 and $49,000 in 2006. The audit-related services principally include fees for Sarbanes-Oxley 404 planning and testing in 2006.

Tax Fees

Fees for tax services totaled $162,400 in 2007 and $153,000 in 2006. The tax services principally include fees for tax compliance and tax advisory services in 2007 and 2006.

All Other Fees

We did not incur fees in 2007 or 2006 for other services not included above.

Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under “All Other Fees” is compatible with maintaining Ernst & Young LLP’s independence from both management and our company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of fees we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee’s attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals. All services provided by Ernst & Young LLP in 2007 were pre-approved by our Audit Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee. This Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference in any such document.

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter, which was approved in 2005. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with our Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent registered public accounting firm the auditors’ independence from both management and our company and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Our Board of Directors has determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. It also has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Vincent J. Costantini, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact “independent.”

Submitted by our Audit Committee

Vincent J. Costantini (chairman)

Ricardo Koenigsberger

David P. Marks

CORPORATE GOVERNANCE MATTERS

This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE’s final corporate governance rules that were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of the “Investor Relations—Corporate Governance” page of our corporate website at http://www.cbrerealtyfinance.com to view or to obtain copies of our committee charters, code of business conduct and ethics, corporate governance guidelines and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of the respective charters of our committees, code of business conduct and ethics, corporate governance guidelines and director independence standards by directing your request in writing to CBRE Realty Finance, Inc., 185 Asylum Street, 31st Floor, Hartford, CT 06103, Attention: Investor Relations. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the directors serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, our Board of Directors has adopted director independence standards, which are certain additional categorical standards to assist in making determinations with respect to the independence of directors. Our Board of Directors has affirmatively determined, based upon its review of all relevant facts and circumstances and after considering all applicable relationships, if any, between or among the directors and our company or our management (any such relationship, if any, are described in the section of this proxy statement entitled “Certain Relationships and Related Transactions”), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and the applicable rules promulgated by the SEC and our director independence standards: Messrs. Douglas C. Eby, Vincent J. Costantini, Ricardo Koenigsberger and David P. Marks. Our Board has determined that Messrs. Wirta, Witkin and Melody are not independent because they are also executive officers or affiliates of our company. Each of Messrs. Wirta and Koenigsberger and Messrs. Wirta and Eby have engaged in business ventures separate and apart from us. Our Board of Directors has determined that, with respect to each of Mr. Koenigsberger and Mr. Eby, their business interests do not violate the independence requirements of directors under the listing standards of the NYSE and the independence standards adopted by our Board of Directors and do not otherwise impact our Board of Directors’ determination of independence of each of Mr. Koenigsberger or Mr. Eby.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics as required by the listing standards of the NYSE that applies to our directors, executive officers and employees of our Manager. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees of our

Manager in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our company’s assets, confidentiality, dealing with the press and communications with the public, accounting matters, records retention, fair dealing, discrimination and harassment and health and safety.

Audit Committee Financial Expert

Our Board of Directors has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Costantini, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Costantini has agreed to serve as our audit committee financial expert.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board by U.S. mail or overnight delivery and should be directed to Susan M. Orr, Secretary, at CBRE Realty Finance, Inc., 185 Asylum Street, 31st Floor, Hartford, CT 06103, who will forward such communications on to the intended recipient. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o Secretary, CBRE Realty Finance, Inc., 185 Asylum Street, 31st Floor, Hartford, CT 06103. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

We encourage each member of our Board of Directors to attend each annual meeting of stockholders.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on our Board of Directors and for recommending to the Board the director nominees to be considered for election at our annual meetings of stockholders.

In making recommendations to our Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, education, experience with businesses and other organizations comparable to our company, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of our company and the extent to which the candidate generally would be a desirable addition to our Board of Directors and any of its committees.

Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board. Any recommendations by stockholders should follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee. In addition, any stockholder recommending a director candidate should submit information demonstrating the number of shares of common stock that he or she owns.

Executive Sessions of Independent Directors

In accordance with the Corporate Governance Guidelines, the independent directors serving on our Board of Directors meet in executive session after each regularly scheduled meeting of our Audit Committee without the presence of any directors or other persons who are part of our management. The executive sessions regularly are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Web Access

We provide access through our website to current information relating to corporate governance, including a copy of each of our Board of Directors’ standing committee charters, our Code of Business Conduct, Corporate Governance Guidelines, Amended and Restated Articles of Incorporation and By-laws, and other matters impacting our corporate governance principles. We also provide access through our website to all filings submitted by us to the SEC. Our website is http:.//www.cbrerealtyfinance.com, and access to this information is free of any charge to the user (except for any internet provider or telephone charges). We will post on our internet website all waivers to our Code of Business Conduct, which are required to be disclosed by applicable law and the NYSE listing standards. Information contained on our website is not part of this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during our 2007 fiscal year, as well as the other individuals included in the “Summary Compensation Table” on page 21, are referred to as the “named executive officers,” or our “executives.”

Objectives of Our Compensation Program

We have no employees. We are managed by CBRE Realty Finance Management, LLC, or our Manager, pursuant to a management agreement between our Manager and us. All of our named executive officers are employees of our Manager or one of its affiliates. We have not paid, and do not intend to pay, any cash compensation to our named executive officers and we do not currently intend to adopt any policies with respect thereto. However, our Compensation Committee may, from time to time, make recommendations to our Board of Directors for approval of equity awards in the form of restricted stock or stock options to our named executive officers pursuant to our 2005 Equity Incentive Plan or otherwise. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to time based vesting requirements designed to promote long-term incentives and retention of management and to compensate for company and individual performance. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.

Setting Executive Compensation and What Executive Compensation is Designed to Reward.

Our Manager or its affiliates, including CBRE Melody & Company, determine the levels of base salary and cash incentive compensation that may be earned by our named executive officers, based on the time required for the performance of the duties of our Manager under the management agreement, the performance of other duties for our Manager or its affiliates, including CBRE Melody & Company, and such other factors as our Manager may determine are appropriate. Our Manager or its affiliates, including CBRE Melody & Company, also determine whether and to what extent our named executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. Cash compensation paid to our named executive officers is paid by our Manager or its affiliates, including CBRE Melody & Company, from the fees paid by us to our Manager under the management agreement. We do not control how such fees are allocated by our Manager to its employees and have been advised by our Manager that none of our named executive officers is entitled to any part of such fees, except as may be determined by our Manager in its discretion or by ownership interests in our Manager that certain of our named executive officers own. For a description of our management agreement, see “Certain Relationships and Related Transactions—Management Agreement.”

Our Compensation Committee is responsible for recommending to our Board of Directors awards of equity compensation, if any, for our named executive officers and is comprised of three independent directors, Douglas C. Eby (Chairman), Vincent J. Costantini and Ricardo Koenigsberger. Generally, our chief executive officer makes recommendations regarding equity compensation for our named executive officers and for other employees of our Manager to our Compensation Committee. Our Compensation Committee evaluates such recommendations but exercises independent discretion in respect of equity compensation matters and administers our 2005 Equity Incentive Plan (including reviewing equity grants to our executives pursuant to this plan) and recommending such grants to our Board of Directors for approval. Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at http://www.cbrerealtyfinance.com.

Our Compensation Committee meets regularly during the year (five meetings in 2007) to evaluate individual executive and company performance against the goals and objectives set at the beginning of the year, to monitor market conditions in light of these goals and objectives, and, if deemed necessary, to solicit input from a compensation consultant on market practices and any new developments and to review our compensation practices. During this decision making process, our Compensation Committee reviews tally sheets that detail the executive officer’s compensation history. The tally sheets help the Committee to track changes in an executive officer’s total direct compensation from year to year and to remain aware of the compensation historically paid to each executive officer. Ultimately, we rely upon our judgment about each of our named executive officers and not on formulas or short-term changes in business performance or our stock price. The key factors affecting our judgment are total return to stockholders, actual performance against the financial, operational and strategic goals we set at the beginning of the year, the nature and level of responsibility of each executive officer and the integrity and effort in which such executive officer conducts his responsibilities. Our Compensation Committee makes regular reports to our Board of Directors.

What Our Compensation Program is Designated to Reward

Our Compensation Committee has designed our equity compensation program to enable our Manager to attract, motivate and retain talented individuals at our Manager, link compensation to performance and to align the interests of our named executive officers with our stockholders. Our Compensation Committee rewards the achievement of annual, long-term and strategic goals of both our company and the individual executive. Our Compensation Committee measures performance on an absolute basis against financial and other measures established at the beginning of the year and on a relative basis by comparing our company’s performance against other commercial mortgage REITs and against the mortgage REIT industry generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria.

Elements of Our Compensation Program and Why We Chose Each Element

As discussed above, because our management agreement provides that our Manager assumes principal responsibility for managing our affairs, our named executive officers do not receive cash compensation from us for serving as our executive officers. Our Compensation Committee may, however, choose to recommend equity awards to our Board of Directors for its approval, which include restricted stock awards or stock options made pursuant to our 2005 Equity Incentive Plan. Our Compensation Committee monitors the limitations set on the number of shares that may be issued under our 2005 Equity Incentive Plan and will evaluate any increases to those limitations based on market conditions and other factors. The vesting provisions of these equity awards (generally three years) are designed to act as a retention device and provide an incentive to the named executive officers to increase stockholder value long after they performed the services in the year for which the equity awards were granted. The awards also contain forfeiture provisions if the executive voluntarily leaves or is terminated with cause by our Manager. These provisions protect our interests by, among other things, providing a disincentive for an executive to leave our Manager.

We made certain equity awards to our executive officers in August 2007 and September 2007. In August 2007, three of our named executive officers each received 20,000 shares of restricted stock. In making these equity awards, our Compensation Committee considered, among other things, the progress made with respect to our company’s overall strategic objectives during the year, such as the closing of a $1.0 billion collateralized debt obligation and developing an effective financial reporting and control environment for our company. In September 2007, our Board of Directors appointed a new chief executive officer of our company and, at the recommendation of our Compensation Committee, our chief executive officer received a grant of 75,000 shares of restricted stock. This equity award was made to align the interests of our new chief executive officer with the financial, strategic and operational objectives of our company.

All stock options are priced in accordance with the terms of our 2005 Equity Incentive Plan and are based on the price of our company’s common stock at the close of business on the date of grant. We do not coordinate grants of options so that they are made before announcement of favorable information or after the announcement of unfavorable information.

How Each Element and Our Decisions Regarding Each Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements

Our compensation program seeks to reward our named executive officers for the achievement of certain performance goals, which, in combination with compensation received from our Manager or its affiliates, is competitive with the compensation paid to named executive officers at other commercial mortgage REITs, while closely aligning the interests of our named executive officers with the interests of our stockholders. In making equity compensation recommendations, our Compensation Committee considers various measures of company and industry performance, including, without limitation, our growth (as measured by absolute performance and comparison of our growth to our internal targets and to those of our competitors) in adjusted funds from operations per share, production, assets, return on equity, dividend yield and total return to stockholders (capital appreciation plus dividend). In addition, our Compensation Committee considers various strategic and operational goals, including building and retaining effective management and investment teams, maintaining effective investor communications, implementation of our leverage and liquidity objectives, assessing portfolio performance, including active asset management on our foreclosed and other non-performing assets, and maintaining effective internal controls and financial reporting. Furthermore, our Compensation Committee considers consummation of certain significant corporate events, such as the completion of our initial public offering in October 2006, our first CDO transaction in March 2006 and our second CDO transaction in April 2007. Our Compensation Committee does not utilize any of the foregoing performance metrics on an individual basis in determining whether to make any recommendations of equity awards. Rather, it considers all such metrics on a collective basis.

Consistent with this approach, our Compensation Committee makes recommendations, from time to time, to our Board of Directors for the grant of equity awards to our named executive officers to reward our executives for achievement of financial and other performance (both company and individual based). Our Compensation Committee also makes recommendations of these awards to act as a retention tool and to provide continued and additional incentives to maximize our stock price and thereby more closely align the economic interests of our named executive officers with those of our stockholders. Through the elements of our compensation program, our Compensation Committee seeks to maintain a competitive equity compensation package for each executive, while being sensitive to our fiscal year budget, annual accounting costs and the impact of share dilution in making such compensation payments.

Other Matters

Tax and Accounting Treatment. Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. We have taken steps to qualify compensation under the 2005 Equity Incentive Plan for full deductibility as “performance-based compensation.” Our Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We paid compensation to certain of our named executive officers during 2007, a portion of which may be nondeductible under the limitations set forth in Section 162(m). Our Compensation Committee may make compensation payments that are not fully deductible if in its judgment such payments are necessary to achieve the objectives of our compensation program.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Beginning on June 9, 2005 we began accounting for stock-based payments through our equity incentive plans in accordance with the requirements of Statement of Financial Accounting Standards No. 123-R.

Adjustments for Certain Items. Our Compensation Committee has not considered whether it would attempt to recover compensation awards or payments based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of such awards or payments that should have been made or paid under applicable criteria.

Other Policies

As our executives generally have significant personal investments in our securities, we do not have any policy in place regarding minimum ownership requirements for either our executive officers or directors. We do not have any policy in place regarding the ability of our executive officers or directors to engage in hedging activities with respect to our common stock.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by our Compensation Committee

Douglas C. Eby (chairman)

Vincent J. Costantini

Ricardo Koenigsberger

Summary Compensation Table*

Because our management agreement provides that our Manager assumes principal responsibility for managing our affairs, our executive officers, who are employees of our Manager, generally do not receive cash compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our Manager, or its affiliates, under the terms of the management agreement, they devote a portion of their time to our affairs as is required for the performance of the duties of our Manager.

Our Manager, or its affiliates, including CBRE/Melody, compensates each of our executive officers.

We may from time to time, at the discretion of our Compensation Committee, grant shares of our common stock or options to purchase shares of our common stock to our executive officers pursuant to the 2005 Equity Incentive Plan.

The following table sets forth information regarding the equity compensation awarded by us to our chief executive officer, chief financial officer and each of our three most highly compensated executive officers, other than our chief executive officer and chief financial officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2007 (collectively, the “named executive officers”). Amounts received by our named executive officers from our Manager are not included herein. It is noted that a number of the executive compensation arrangements described below may be subject to adjustment for changes to be made in light of Section 409A of the Internal Revenue Code.

Name and Principal Position	Year	Stock Awards(1) ($)		Option Awards(2) ($)		All Other Compensation ($)	Total ($)
Kenneth J. Witkin Chief Executive Officer, President and Director	2007 2006		$43,485 —		$469 —	— —		$43,954 —

Ray Wirta Former Executive Chairman, Interim Chief Executive Officer and President(3)	2007 2006		— —		— —	— —		— —

Keith Gollenberg Former Chief Executive Officer, President and Director(4)	2007 2006	$ $	196,818 189,744	$	— 16,776	— —	$ $	196,818 206,520

Michael A. Angerthal Executive Vice President, Chief Financial Officer and Treasurer	2007 2006	$ $	43,090 129,950	$	— 12,625	— —	$ $	43,090 142,576

Paul Martin Executive Vice President	2007 2006	$ $	56,394 149,798	$	— 13,421	— —	$ $	56,394 163,218

Thomas Podgorski Executive Vice President	2007 2006	$ $	56,394 149,798	$	— 13,421	— —	$ $	56,394 163,218

James Evans Former Executive Vice President(5)	2007 2006	$ $	155,382 149,798	$	— 13,421	— —	$ $	155,382 163,218

*	The columns for “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.
(1)

Amounts shown do not reflect equity compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by our company during the fiscal years ended December 31, 2007 and 2006 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123R, or SFAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008. At December 31, 2007, the aggregate number of stock awards outstanding was as follows: Mr. Witkin—75,000; Mr. Gollenberg—37,620; Mr. Angerthal— 46,667; Mr. Martin—49,700; Mr. Podgorski—49,700 and Mr. Evans—29,700.

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown are the compensation costs recognized by our company during the fiscal years ended December 31, 2007 and 2006 for option awards as determined pursuant to SFAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008. At December 31, 2007, the aggregate number of option awards outstanding was as follows: Mr. Witkin—24,000; Mr. Gollenberg—33,000; Mr. Angerthal—25,000; Mr. Martin—26,400; Mr. Podgorski—26,400 and Mr. Evans—26,400.
(3)	On April 25, 2007, in connection with Mr. Gollenberg’s resignation as our chief executive officer, president and one of our directors, Mr. Wirta was appointed the executive chairman and interim chief executive officer and president of our company until Mr. Witkin was appointed our chief executive officer, president and one of our directors on September 4, 2007. Mr. Wirta received no compensation from our company for his services as the interim chief executive officer and president.
(4)	On April 25, 2007, Mr. Gollenberg resigned as our chief executive officer, president and one of our directors.
(5)	On June 29, 2007, Mr. Evans resigned as one of our executive vice presidents.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(1) ($/Sh)	Grant Date Fair Value of Equity Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Kenneth J. Witkin	09/04/2007	—	—	—	—	—	—	75,000	(3)	—	—	$441,750
	09/04/2007	—	—	—	—	—	—	—		24,000	$5.89	—
Michael A. Angerthal	08/10/2007	—	—	—	—	—	—	20,000	(4)	—	—	$100,000
Paul Martin	08/10/2007	—	—	—	—	—	—	20,000	(4)	—	—	$100,000
Thomas Podgorski	08/10/2007	—	—	—	—	—	—	20,000	(4)	—	—	$100,000

(1)	The exercise price for all options granted to the named executive officer is 100% of the fair market value of the shares on the grant date. We do not pay dividend equivalents on stock options.
(2)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123R.
(3)	Reflect a restricted stock award granted to the named executive officer on September 4, 2007, which vests in three equal annual installments beginning on September 4, 2008.
(4)	Reflect a restricted stock award granted to the named executive officer on August 10, 2007, which vests in three equal annual installments beginning on August 10, 2008.

Outstanding Equity Awards

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2007.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) _____ Exercisable		Number of Securities Underlying Unexercised Options (#) _____ Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth J. Witkin	—		24,000	(1)	—	$5.89	09/04/2012	—		—	—	—
	—		—		—	—	—	75,000	(2)	$400,500	—	—
Ray Wirta(3)	—		—		—	—	—	—		—	—	—
Keith Gollenberg(4)	33,000	(5)	—		—	$15.00	06/09/2010	—		—	—	—
Michael A. Angerthal	3,333	(5)	1,667	(5)	—	$15.00	06/09/2010	—		—	—	—
	6,667	(6)	13,333	(6)	—	$15.00	01/30/2011	—		—	—
	—		—		—	—	—	15,556	(7)	$83,069	—	—
	—		—		—	—	—	20,000	(8)	$106,800	—	—
Paul Martin	17,600	(5)	8,800	(5)	—	$15.00	06/09/2010	—		—	—	—
	—		—		—	—	—	9,900	(9)	$52,866	—	—
	—		—		—	—	—	20,000	(8)	$106,800	—	—
Thomas Podgorski	17,600	(5)	8,800	(5)	—	$15.00	06/09/2010	—		—	—	—
	—		—		—	—	—	9,900	(9)	$52,866	—	—
	—		—		—	—	—	20,000	(8)	$106,800	—	—
James Evans(10)	26,000	(5)	—		—	$15.00	06/09/2010	—		—	—	—

(1)	Includes an option award granted on September 4, 2007, which vests in three equal annual installments beginning on September 4, 2008.
(2)	Includes a restricted stock award granted on September 4, 2007, which vests in three equal annual installments beginning on September 4, 2008.
(3)	On April 25, 2007, in connection with Mr. Gollenberg’s resignation as our chief executive officer, president and one of our directors, Mr. Wirta was appointed the executive chairman and interim chief executive officer and president of our company until Mr. Witkin was appointed our chief executive officer, president and one of our directors on September 4, 2007. Mr. Wirta received no equity awards from our company for his services as the interim chief executive officer and president.
(4)	On April 25, 2007, Mr. Gollenberg resigned as our chief executive officer, president and one of our directors.
(5)	Includes an option award granted on June 9, 2005, which vests in three equal annual installments beginning on June 9, 2006.
(6)	Includes an option award granted on January 30, 2006, which vests in three equal annual installments beginning on January 30, 2007.
(7)	Includes restricted stock award granted on: (i) June 9, 2005, which vests in three equal annual installments beginning on June 9, 2006 and (ii) January 30, 2006, which vests in three equal annual installments beginning on January 30, 2007.
(8)	Includes restricted stock awards granted on August 10, 2007, which vests in three equal annual installments beginning on August 10, 2008.
(9)	Includes a restricted stock award granted on June 9, 2005, which vests in three equal annual installments beginning on June 9, 2006.
(10)	On June 29, 2007, Mr. Evans resigned as one of our executive vice presidents.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Kenneth J. Witkin	—	—	—	—
Ray Wirta(3)	—	—	—	—
Keith Gollenberg(4)	—	—	25,080	$311,995
Michael A. Angerthal	—	—	8,889	$138,936
Paul Martin	—	—	9,900	$128,601
Thomas Podgorski	—	—	9,900	$128,601
James Evans(5)	—	—	19,800	$246,312

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.
(2)	Amounts reflect the market value of the stock on the day the stock vested.
(3)	On April 25, 2007, in connection with Mr. Gollenberg’s resignation as our chief executive officer, president and one of our directors, Mr. Wirta was appointed as the executive chairman and interim chief executive officer and president of our company until Mr. Witkin was appointed our chief executive officer, president and one of our directors on September 4, 2007. Mr. Wirta received no equity awards from our company for his services as the interim chief executive officer and president.
(4)	On April 25, 2007, Mr. Gollenberg resigned as our chief executive officer, president and one of our directors.
(5)	On June 29, 2007, Mr. Evans resigned as one of our executive vice presidents.

Pension Benefits

Our named executive officers received no benefits in fiscal year 2007 from us under defined pension or defined contribution plans. See “—Summary Compensation Table.”

Nonqualified Deferred Compensation

Our company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

General

The named executive officers are employees of our Manager and therefore we generally have no obligation to pay a named executive officer any form of compensation upon such officer’s termination of employment, except with respect to restricted stock award and option award agreements entered into between the named executive officers and us under the 2005 Equity Incentive Plan. This section describes the material terms of each named executive officer’s restricted stock award and option award agreements and provides the amount of compensation that would be paid to each named executive officer by us in the event of termination of each named executive officer by our Manager. The amount of compensation payable to each named executive officer (except Keith Gollenberg and James Evans) upon termination of the executive officer (i) by our Manager for “Cause” or a “Voluntary Resignation;” (ii) by our Manager “Without Cause,” as applicable; (iii) in the event of “Death,” Permanent Disability” or “Retirement” and (iv) for “Good Reason” (as defined below) or by our Manager “Without Cause” within one year of a “Change of Control” (as defined in the 2005 Equity Incentive Plan) (each, a “Triggering Event”) is described below. This discussion assumes such termination was effective as of December 31, 2007 and estimates of amounts which would be paid out in such circumstances. The actual amounts to be paid out can only be determined at the time of termination of such officer from our Manager. In addition, the amount of compensation that we are obligated to pay Mr. Gollenberg upon his termination by our Manager “Without Cause” is described below under “—Former Executive Officer.”

Our Compensation Committee believes it is fair and reflects current market practice to provide accelerated vesting of equity grants upon a Change of Control. As a result, our Compensation Committee adopted a resolution in December 2007 that all outstanding awards issued under the 2005 Equity Incentive Plan should vest, if within one year of a Change of Control, a participant is terminated “Without Cause” or otherwise terminates his or her employment for “Good Reason.” “Good Reason” means (i) the material reduction of the participant’s title, authority, duties or responsibilities, or the assignment to the participant of any duties substantially inconsistent with the participant’s position, authority, duties or responsibilities from those in effect immediately prior to a Change of Control; (ii) a reduction of the participant’s aggregate compensation opportunity in effect immediately prior to a Change of Control; (iii) our company requiring the participant to be based at any office or location more than 20 miles from that location at which the participant performed his or her services in effect immediately prior to a Change of Control, except for reasonable travel required for the performance of his or her responsibilities; or (iv) the failure of our company to obtain reasonable agreement from any successor to assume and agree to perform the participant’s employment letter with our Manager. By agreeing up front to accelerated vesting or equity grants in the event of a Change of Control, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened Change of Control and ensure that management is motivated to negotiate the best merger consideration for our stockholders.

Restricted Stock Award Agreements

Kenneth J. Witkin. Mr. Witkin received a grant of 75,000 shares of restricted stock on September 4, 2007, which vest in three equal annual installments beginning one year after the date of the grant. As of December 2007, none of the restricted stock has been vested. If Mr. Witkin is terminated by our Manager or its affiliates on account of Termination for Cause, Retirement or Voluntary Resignation, during the Restriction Period, all of the shares still subject to restriction (75,000 shares) will be forfeited by Mr. Witkin. In the event Mr. Witkin is terminated by our Manager or its affiliates on account of Death or Permanent Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted (25,000 shares) and all remaining shares will be forfeited. The value of such acceleration is $133,500.00 based on the price of $5.34 per share of our common stock on December 31, 2007. In addition, in the event Mr. Witkin is terminated by our Manager or its affiliates on the account of Termination Without Cause or is terminated for Good Reason within one year of a Change of Control (assuming for purpose of this calculation that the Change of Control and subsequent termination occurs on December 31, 2007), all of the shares subject to restriction (75,000 shares) will be vested immediately upon termination. The value of such acceleration is $400,500.00 based on the price of $5.34 per share of our common stock on December 31, 2007.

Michael A. Angerthal. Mr. Angerthal received a grant of 6,667 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. He received a grant of 20,000 shares of restricted stock on January 30, 2006, which also vest in three equal annual installments beginning one year after the date of the grant. In addition, Mr. Angerthal received a grant of 20,000 shares of restricted stock on August 10, 2007, which vest in three equal annual installments beginning one year after the date of grant. As of December 31, 2007, 11,111 shares of restricted stock have been vested. If Mr. Angerthal is terminated by our Manager or its affiliates on account of Termination for Cause, Retirement or Voluntary Resignation, during the Restriction Period, all of the shares still subject to restriction (35,556 shares) will be forfeited by Mr. Angerthal. In the event Mr. Angerthal is terminated by our Manager or its affiliates on account of Death or Permanent Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted (15,556 shares) and all remaining shares will be forfeited. The value of such acceleration is $83,069.04 based on the price of $5.34 per share of our common stock on December 31, 2007. However, with respect to the restricted stock awards granted to Mr. Angerthal on June 9, 2005 and on January 30, 2006, in the event Mr. Angerthal is terminated by our Manager or its affiliates on account of Termination Without Cause, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted on such dates (8,890 shares) and all remaining shares will be forfeited. The value of such acceleration is $47,472.60 based on the price of $5.34 per share of our common stock on December 31, 2007. In addition, in the event Mr. Angerthal is terminated by our Manager or its affiliates on the account of Termination Without Cause or is terminated for Good Reason within one year of a Change of Control (assuming for purpose of this calculation that the Change of Control and subsequent termination occurs on December 31, 2007), all of the shares subject to restriction (35,556 shares) will be vested immediately upon termination. The value of such acceleration is $189,869.04 based on the price of $5.34 per share of our common stock on December 31, 2007.

Paul Martin. Mr. Martin received a grant of 29,700 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. In addition, he received a grant of 20,000 shares of restricted stock on August 10, 2007, which also vest in three equal annual installments beginning one year after the date of grant. As of December 31, 2007, 19,800 shares of restricted stock have been vested. If Mr. Martin is terminated by our Manager or its affiliates on account of Termination for Cause, Retirement or Voluntary Resignation, during the Restriction Period, all of the shares still subject to restriction (29,900 shares) will be forfeited by Mr. Martin. In the event Mr. Martin is terminated by our Manager or its affiliates on account of Death or Permanent Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted (16,567 shares) and all remaining shares will be forfeited. The value of such acceleration is $88,467.78 based on the price of $5.34 per share of our common stock on December 31, 2007. However, with respect to the restricted stock awards granted to Mr. Martin on June 9, 2005 in the event Mr. Martin is terminated by our Manager or its affiliates on account of Termination Without Cause, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted on such date (9,900 shares) and all remaining shares will be forfeited. The value of such acceleration is $52,866.00 based on the price of $5.34 per share of our common stock on December 31, 2007. In addition, in the event Mr. Martin is terminated by our Manager or its affiliates on the account of Termination Without Cause or is terminated for Good Reason within one year of a Change of Control (assuming for purpose of this calculation that the Change of Control and subsequent termination occurs on December 31, 2007), all of the shares subject to restriction (29,900 shares) will be vested immediately upon termination. The value of such acceleration is $159,666.00 based on the price of $5.34 per share of our common stock on December 31, 2007.

Thomas Podgorski. Mr. Podgorski received a grant of 29,700 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. In addition, he received a grant of 20,000 shares of restricted stock on August 10, 2007, which also vest in three equal annual installments beginning one year after the date of grant. As of December 31, 2007, 19,800 shares of restricted stock have been vested. If Mr. Podgorski is terminated by our Manager or its affiliates on account of Termination for Cause, Retirement or Voluntary Resignation, during the Restriction Period, all of the shares still subject to restriction (29,900 shares) will be forfeited by Mr. Podgorski. In the event Mr. Podgorski is terminated by our Manager or its affiliates on account of Death or Permanent Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted (16,567 shares) and all remaining shares will be forfeited. The value of such acceleration is $88,467.78 based on the price of $5.34 per share of our common stock on December 31, 2007. However, with respect to the restricted stock awards granted to Mr. Podgorski on June 9, 2005 in the event Mr. Podgorski is terminated by our Manager or its affiliates on account of Termination Without Cause, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted on such date (9,900 shares) and all remaining shares will be forfeited. The value of such acceleration is $52,866.00 based on the price of $5.34 per share of our common stock on December 31, 2007. In addition, in the event Mr. Podgorski is terminated by our Manager or its affiliates on the account of Termination Without Cause or is terminated for Good Reason within one year of a Change of Control (assuming for purpose of this calculation that the Change of Control and subsequent termination occurs on December 31, 2007), all of the shares subject to restriction (29,900 shares) will be vested immediately upon termination. The value of such acceleration is $159,666.00 based on the price of $5.34 per share of our common stock on December 31, 2007.

Option Award Agreements

Kenneth J. Witkin. Mr. Witkin received an option to purchase 24,000 shares of our common stock on September 4, 2007, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2007, no options have been vested. If Mr. Witkin is terminated on account of Retirement or Voluntary Resignation, the option, to the extent exercisable, may be exercised until the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the option; provided, that, if Mr. Witkin should die after the termination of his service, the option, to the extent exercisable, may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. In the event Mr. Witkin is terminated by our Manager or its affiliates on account of Death or Permanent Disability, the option will vest immediately with respect to an additional one-third of the option (options to purchase 8,000 shares of our common stock), whether or not exercisable, and the portion of the option otherwise exercisable may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. The value of such accelerated options is $0 based on the price of $5.34 per share of our common stock on December 31, 2007 and an exercise price of $5.89 per share. If Mr. Witkin is terminated by our Manager or its affiliates on account of Termination for Cause, the option, to the extent unexercised, will cease to be exercisable and will be forfeited. In addition, in the event Mr. Witkin is terminated by our Manager or its affiliates on the account of Termination Without Cause or is terminated for Good Reason within one year of a Change of Control (assuming for purpose of this calculation that the Change of Control and subsequent termination occurs on December 31, 2007), all of the option (options to purchase 24,000 shares) will be exercisable immediately upon termination. The value of such accelerated option is $0 based on the price of $5.34 per share of our common stock on December 31, 2007 and an exercise price of $5.89 per share.

Michael A. Angerthal. Mr. Angerthal received an option to purchase 5,000 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. He also received an option to purchase 20,000 shares of our common stock on January 30, 2006, which also vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2007, options to purchase 10,000 shares of our common stock have been vested. If Mr. Angerthal is terminated on account of Retirement or Voluntary Resignation, the option, to the extent exercisable, may be exercised until the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the option; provided, that, if Mr. Angerthal should die after the termination of his service, the option, to the extent exercisable, may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. In the event Mr. Angerthal is terminated by our Manager or its affiliates on account of Termination Without Cause, Death or Permanent Disability, the option will vest immediately with respect to an additional one-third of the option (options to purchase 8,333 shares of our common stock), whether or not exercisable, and the portion of the option otherwise exercisable may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. The value of such accelerated options is $0 based on the price of $5.34 per share of our common stock on December 31, 2007 and an exercise price of $15.00 per share. If Mr. Angerthal is terminated by our Manager or its affiliates on account of Termination for Cause, the option, to the extent unexercised, will cease to be exercisable and will be forfeited. In addition, in the event Mr. Angerthal is terminated by our Manager or its affiliates on the account of Termination Without Cause or is terminated for Good Reason within one year of a Change of Control (assuming for purpose of this calculation that the Change of Control and subsequent termination occurs on December 31, 2007), all of the option (options to purchase 15,000 shares) will be exercisable immediately upon termination. The value of such accelerated option is $0 based on the price of $5.34 per share of our common stock on December 31, 2007 and an exercise price of $15.00 per share.

Paul Martin. Mr. Martin received an option to purchase 26,400 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2007, options to purchase 17,600 shares of our common stock have been vested. If Mr. Martin is terminated on account of Retirement or Voluntary Resignation, the option, to the extent exercisable, may be exercised until the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the option; provided, that, if Mr. Martin should die after the termination of his service, the option, to the extent exercisable, may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. In the event Mr. Martin is terminated by our Manager or its affiliates on account of Termination Without Cause, Death or Permanent Disability, the option will vest immediately with respect to an additional one-third of the option (options to purchase 8,800 shares of our common stock), whether or not exercisable, and the portion of the option otherwise exercisable may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. The value of such accelerated options is $0 based on the price of $5.34 per share of our common stock on December 31, 2007 and an exercise price of $15.00 per share. If Mr. Martin is terminated by our Manager or its affiliates on account of Termination for Cause, the option, to the extent unexercised, will cease to be exercisable and will be forfeited. In addition, in the event Mr. Martin is terminated by our Manager or its affiliates on the account of Termination Without Cause or is terminated for Good Reason within one year of a Change of Control (assuming for purpose of this calculation that the Change of Control and subsequent termination occurs on December 31, 2007), all of the option (options to purchase 8,800 shares) will be exercisable immediately upon termination. The value of such accelerated option is $0 based on the price of $5.34 per share of our common stock on December 31, 2007 and an exercise price of $15.00 per share.

Thomas Podgorski. Mr. Podgorski received an option to purchase 26,400 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2007, options to purchase 17,600 shares of our common stock have been vested. If Mr. Podgorski is terminated on account of Retirement or Voluntary Resignation, the option, to the extent exercisable, may be exercised until the expiration of the three-month period to follow the termination of his service, or if earlier, the expiration of the term of the option; provided, that, if Mr. Podgorski should die after the Termination of Service, the option, to the extent exercisable, may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. In the event Mr. Podgorski is terminated by our Manager or its affiliates on account of Termination Without Cause, Death or Permanent Disability, the option will vest immediately with respect to an additional one-third of the option (options to purchase 8,800 shares of our common stock), whether or not exercisable, and the portion of the option otherwise exercisable may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. The value of such accelerated options is $0 based on the price of $5.34 per share of our common stock on December 31, 2007 and an exercise price of $15.00 per share. If Mr. Podgorski is terminated by our Manager or its affiliates on account of Termination for Cause, the option, to the extent unexercised, will cease to be exercisable and will be forfeited. In addition, in the event Mr. Podgorski is terminated by our Manager or its affiliates on the account of Termination Without Cause or is terminated for Good Reason within one year of a Change of Control (assuming for purpose of this calculation that the Change of Control and subsequent termination occurs on December 31, 2007), all of the option (options to purchase 8,800 shares) will be exercisable immediately upon termination. The value of such accelerated option is $0 based on the price of $5.34 per share of our common stock on December 31, 2007 and an exercise price of $15.00 per share.

Former Executive Officers

Ray Wirta. On April 25, 2007, in connection with Mr. Gollenberg’s resignation as chief executive officer, president and a director of our company, Mr. Wirta was appointed as the executive chairman and interim chief executive officer and president of our company until Mr. Witkin was appointed our chief executive officer, president and one of our directors on September 4, 2007. Mr. Wirta did not receive any equity awards from our company for his services as the interim chief executive officer and president.

Keith Gollenberg. On April 25, 2007, Mr. Gollenberg resigned as chief executive officer, president and a director of our company. However, Mr. Gollenberg continued to be employed by our Manager until June 30, 2007 to assist Mr. Wirta in his role as interim chief executive officer and president. He was terminated by our Manager “Without Cause” on June 30, 2007. Pursuant to the restricted stock award agreements and the option award agreement entered into between Mr. Gollenberg and us, certain of Mr. Gollenberg’s restricted stock and option awards were subject to acceleration upon his termination of employment by our Manager “Without Cause.” Mr. Gollenberg received a grant of 37,620 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant (the “Restriction Period”). 12,540 shares of restricted stock have been vested as of December 31, 2006 and an additional 12,540 shares of restrict stock vested on June 30, 2007 pursuant to the restricted stock award agreement. When Mr. Gollenberg’s employment was terminated by our Manager “Without Cause” on June 30, 2007, the Restriction Period immediately lapsed with respect to the remaining one-third of the restricted stock granted (12,540 shares). The value of such acceleration is $149,100.60 based on the price of $11.89 per share of our common stock on June 29, 2007. In addition, Mr. Gollenberg received an option to purchase 33,000 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2006, options to purchase 11,000 shares of our common stock have been vested. Options to purchase an additional 11,000 shares of our common stock vested on June 30, 2007 pursuant to the option award agreement. When Mr. Gollenberg’s employment was terminated by our Manager “Without Cause” on June 30, 2007, the Restriction Period will immediately lapse with respect to the remaining one-third of the options (options to purchase 11,000 shares of our common stock). All options may be exercised until the earlier of (i) one year from the date of his termination of employment with our Manager or (ii) the date on which the term of the option expires. Since the price of our stock on June 29, 2007 is below the exercise price per share of $15.00, Mr. Gollenberg did not recognize any current value as a result of the acceleration of the options.

James Evans. On June 29, 2007, Mr. Evans resigned as an executive vice president of our company. Pursuant to the restricted stock award agreement and the option award agreement entered into between Mr. Evans and us, certain of his restrict stock and option awards will be subject to acceleration upon his termination of employment by our Manager “Without Cause.” Mr. Evans received a grant of 29,700 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant (the “Restriction Period”). As of June 29, 2007, 19,800 shares of restricted stock have been vested. When Mr. Evans’s employment was terminated by our Manager “Without Cause” on June 29, 2007, the Restriction Period immediately lapsed with respect to the remaining one-third of the restricted stock granted (9,900 shares). The value of such acceleration is $117,711.00 based on the price of $11.89 per share of our common stock on June 29, 2007. In addition, Mr. Evans received an option to purchase 26,400 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of June 29, 2007, options to purchase 17,600 shares of our common stock have been vested. When Mr. Evans’s employment was terminated by our Manager “Without Cause” on June 29, 2007, the Restriction Period immediately lapsed with respect to the remaining one-third of the options (options to purchase 8,800 shares of our common stock). All options may be exercised until the earlier of (i) one year from the date of his termination of employment with our Manager or (ii) the date on which the term of the option expires. Since the price of our stock on June 29, 2007 is below the exercise price per share of $15.00, Mr. Evans did not recognize any current value as a result of the acceleration of the options.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2007, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	979,102	$14.22	33,892
Equity compensation plans not approved by security holders	—	—	—

Total	979,102	$14.22	33,892

(1)	Includes information related to our 2005 Equity Incentive Plan.

Equity Incentive Plan Information

In connection with our formation, we established the 2005 Equity Incentive Plan to provide incentive compensation to attract and retain qualified employees, directors, officers, advisors, consultants and other personnel, including our Manager and employees of our Manager and CBRE, CBRE/Melody, and any joint venture affiliates of ours, CBRE or CBRE/Melody. Our Compensation Committee may provide that our Manager, CBRE, CBRE/Melody, any joint venture affiliates of us or CBRE, CBRE/Melody and employees of the foregoing may be eligible to participate in the 2005 Equity Incentive Plan. Our Compensation Committee has the authority to administer and interpret the equity incentive plan, to authorize the granting of awards (subject to ratification by our board of directors), to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate, except that our Manager, subject to the terms of the 2005 Equity Incentive Plan, will generally have, with respect to 9,097 options granted to or reserved for our Manager by us, the authority to grant awards, and determine the terms thereof, to employees or other related parties as directed by our Manager. Our compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

Subject to adjustment upon certain corporate transactions or events, up to a maximum of 2,000,000 shares, but not more than 10% of the common stock outstanding at the time our private placement offering in June 2005, may be subject to stock options, restricted stock, phantom stock and distribution equivalent rights under the equity incentive plan. The maximum number of shares of common stock that may underlie awards, other than options, to any eligible person in any one year, shall not exceed 400,000. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 400,000 shares of our common stock in one year. Any common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the equity incentive plan. If an option or other award granted under the 2005 Equity Incentive Plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards; provided, that any such forfeited shares that were reserved for grant to our Manager or to its employees or other related parties as directed by our Manager in its discretion, will continue to be reserved for regrant by our Manager. Any option or other award granted to employees of our Manager will be granted in consideration of services performed by those employees to and for the benefit of our company. Unless previously terminated by our board of directors, no new award may be granted under the 2005 Equity Incentive Plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under our 2005 Equity Incentive Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding common stock.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and each member of our Compensation Committee is independent under the listing standards of the NYSE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 10, 2008, certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common stock and all executive officers and directors, individually and as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days) after April 10, 2008.

Name**	Amount And Nature of Beneficial Ownership of Common Stock	Percent of Total(1)
Ray Wirta	442,836	*
Michael J. Melody(2)	140,487	*
Douglas C. Eby(3)(4)	1,392,171	4.5%
Vincent J. Costantini(3)(5)	3,667	*
David P. Marks(3)(6)	9,667	*
Ricardo Koenigsberger(3)	667	*
Kenneth J. Witkin(7)	100,000
Paul Martin(8)	94,400	*
Thomas Podgorski(8)	84,450	*
Michael A. Angerthal(9)	85,256	*
All Directors and Executive Officers as a Group (10 Persons)	2,353,601	7.6%
CB Richard Ellis Group, Inc.(10)	1,900,000	6.1%
Arbor Realty Trust, Inc.(11)	2,939,465	9.5%
Wallace R. Weitz & Company(12)	2,488,100	8.0%
Citigroup Inc.(13)	2,090,659	6.8%
Robeco Investment Management, Inc.(14)	1,793,195	5.8%

*	Less than 1% of class.
**	Unless otherwise indicated, the business address for all executive officers and directors is 185 Asylum Street, 31st Floor, Hartford, CT 06103.
(1)	Based on 30,920,225 shares of our common stock outstanding as of April 10, 2008. Does not reflect (i) options to purchase 979,102 shares of common stock that were granted to our Manager, its employees and certain related persons of our Manager, (ii) options to purchase 9,097 shares of common stock available for issuance to our Manager, or to the employees or other related parties of our Manager as directed by our Manager and (ii) 24,795 shares of common stock available for future grant under our stock incentive plan.
(2)	Includes 21,420 shares of restricted stock and options to purchase 23,800 shares of our common stock, which options are exercisable as of April 10, 2008, granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering.
(3)	Represents stock awards of 667 shares of our common stock granted upon completion of our June 2005 private offering to each of our non-excluded directors, which vest one year after the date of grant. Before vesting of the awards, the recipients have all rights of a stockholder, including the right to receive dividends and vote the shares, but we will retain custody of the certificates evidencing the shares granted under the awards and the recipients will not be able to sell, transfer or pledge the shares.
(4)	Includes (i) 66,000 shares of our common stock purchased by Mr. Eby in our June 2005 private offering at the offering price of $15.00 per share, (ii) 1,145,296 shares of our common stock owned by TPF, L.P. for which Time Partners LLC has voting and investment power with respect to these shares, (iii) 68,208 shares of our common stock owned by TPF Diversified, L.P. for which Time Partners LLC has voting and investment power with respect to these shares and (iv) 112,000 shares of our common stock owned by Time Partners LLC.

(5)	Includes 3,000 shares of our common stock purchased by Mr. Costantini in our June 2005 private offering at the offering price of $15.00 per share.
(6)	Includes 5,000 shares of our common stock indirectly beneficially owned by Mr. Marks through his wife.
(7)	Includes 75,000 shares of restricted stock granted to such individual on September 4, 2007. Does not include options to purchase 24,000 shares of our common stock granted to such individual on September 4, 2007, which options are not exercisable within 60 days of April 10, 2008.
(8)	Includes (i) 29,700 shares of restricted stock and options to purchase 26,400 shares of our common stock, which options are exercisable as of April 10, 2008, granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering and (ii) 20,000 shares of restricted stock granted to such individual on August 10, 2007.
(9)	Includes 6,667 shares of restricted stock and options to purchase 5,000 shares of our common stock, which options are exercisable as of April 10, 2008, granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering, at the direction of our Manager; (ii) 20,000 shares of restricted stock and options to purchase 13,333 shares of our common stock, which options are exercisable as of April 10, 2008, granted to such individual in January 2006 and (iii) 20,000 shares of restricted stock granted to such individual on August 10, 2007. Does not include options to purchase 6,667 shares of our common stock granted to such individual in January 2006, which options are not exercisable within 60 days of April 10, 2008.
(10)	The address for CB Richard Ellis Group, Inc. is 11150 Santa Monica Boulevard, Suite 1600, Los Angeles, CA 90025. CB Richard Ellis Group, Inc. is the ultimate parent of CB Richard Ellis, Inc. and CBRE Melody of Texas, LP. Includes 300,000 shares of restricted stock and options to purchase 500,000 shares of our common stock, which options are exercisable as of April 10, 2008, granted to CBRE Melody of Texas LP, an affiliate of CB Richard Ellis, Inc., in our June 2005 private offering. Our Manager is an indirect subsidiary of CB Richard Ellis, Inc.
(11)	The address for this stockholder is 333 Earle Ovington Blvd., Suite 900, Uniondale, New York, NY 11553. Based solely on the information contained in a Schedule 13D/A filed with the SEC on March 6, 2008.
(12)	The address for this stockholder is One Pacific Place, Suite 600, 1125 South 103rd Street, Omaha, NE 68124. Pursuant to a Schedule 13G/A filed with the SEC on January 11, 2008, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.
(13)	The address for this stockholder is 399 Park Avenue, New York, NY 10043. Pursuant to a Schedule 13G/A filed with the SEC on January 30, 2008, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of itself and its subsidiaries, excluding Old Lane Partners.
(14)	The address for this stockholder is 909 Third Avenue, New York, NY 10022. Based solely on the information contained in a Schedule 13G filed with the SEC on February 8, 2008, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis, except that (i) Ray Wirta, our chairman, did not timely file one Form 4 to report one transaction; (ii) David P. Marks, one of our directors, did not timely file one Form 4 to report one transaction; (iii) Paul Martin, one of our executive vice presidents, did not timely file one Form 4 to report one transaction; (iv) Thomas Podgorski, one of our executive vice presidents, did not timely file one Form 4 to report one transaction; and (v) Michael A. Angerthal, one of our executive vice presidents, chief financial officer and treasurer, did not timely file one Form 4 to report one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock)) shall be subject to approval or ratification in accordance with the following procedures.

Our Nominating and Corporate Governance Committee shall review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the next regularly scheduled meeting of our Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee.

If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that they are in compliance with our Nominating and Corporate Governance Committee’s guidelines and that the related party transaction remains appropriate.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Management Agreement

Upon completion of our June 2005 private offering, we entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations and receives substantial fees in connection therewith. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Ray Wirta, our chairman, is the vice chairman of CBRE, Kenneth J. Witkin, our chief executive officer, president and one of our directors, is the executive managing director of our Manager and Michael J. Melody, one of our directors, is the vice chairman in CBRE/Melody. Mr. Wirta does not hold an economic interest in our Manager and Messrs. Witkin and Melody and our other executive officers indirectly hold an economic interest in our Manager. Our chairman, chief executive officer, president, chief financial officer and executive vice presidents also serve as officers and/or directors of our Manager. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our management agreement has an initial term through December 31, 2008 with automatic one-year extension options for each anniversary date thereafter unless (i) at least two-thirds of our independent directors or the holders of at least a majority of our outstanding common stock agree not to automatically renew because there has been unsatisfactory performance by our Manager that is materially detrimental to our company or (ii) the compensation payable to our Manager is unfair; provided, that we will not have the right to terminate this agreement by claiming unfair compensation to our Manager if our Manager agrees to continue to provide the services under this agreement at a fee that is at least two-thirds of the amount that our independent directors determine to be fair. After the initial term, our independent directors will review our Manager’s performance annually and the management agreement may be terminated subject to certain termination rights. Our executive officers and directors own approximately 33.0% of the Manager.

We pay our Manager an annual management fee monthly in arrears equal to 1/12th of the sum of (i) 2.0% of our gross stockholders’ equity (as defined in the management agreement), or equity, of the first $400.0 million of our equity, (ii) 1.75% of our gross stockholders’ equity in an amount in excess of $400.0 million and up to $800.0 million and (iii) 1.5% of our gross stockholders’ equity in excess of $800.0 million. Additionally, from July 26, 2006 to September 27, 2006, we considered the outstanding trust preferred securities as part of gross stockholders’ equity in calculating the base management fee. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. For the year ended December 31, 2007 and 2006, we paid approximately $7.8 million and $6.3 million, respectively, to our Manager for the base management fee under the management agreement. As of December 31, 2007, $0.5 million of management fees were accrued and constituted the management fee payable on our balance sheet.

In addition to the base management fee, our Manager may receive quarterly incentive compensation. The purpose of the incentive compensation is to provide an additional incentive for our Manager to achieve targeted levels of Funds From Operations (as defined in the management agreement) (after the base management fee and before incentive compensation) and to increase our stockholder value. Our Manager may receive quarterly incentive compensation in an amount equal to the product of: (i) twenty-five percent (25%) of the dollar amount by which (A) our Funds From Operations (after the base management fee and before the incentive fee) per share of our common stock for such quarter (based on the weighted average number of shares outstanding for such quarter) exceeds (B) an amount equal to (1) the weighted average of the price per share of our common stock in our June 2005 private offering and the prices per share of our common stock in any subsequent offerings (including our IPO), multiplied by (2) the greater of (a) 2.25% or (b) 0.75% plus one-fourth of the Ten Year Treasury Rate (as defined in the management agreement) for such quarter, multiplied by (ii) the weighted average number of shares of our common stock outstanding during the such quarter. We will record any incentive fees as a management fee expense in the period when earned and when payments of such amounts have become probable and reasonably estimable in accordance with the management agreement. No amounts had been paid or were payable for incentive compensation under the management agreement as of December 31, 2007 and December 31, 2006.

The management agreement also provides that we will reimburse our Manager for various expenses incurred by our Manager or its affiliates for documented expenses of our Manager or its affiliates incurred on our behalf, including but not limited to costs associated with formation and capital raising activities and general and administrative expenses. Without regard to the amount of compensation received under the management agreement, our Manager is responsible for the salaries and bonuses of its officers and employees. For the year ended December 31, 2007 and 2006, we paid or had payable $0.8 million and $0.8 million, respectively, to our Manager for expense reimbursements, of which $0.1 million were accrued and are included in other liabilities on our balance sheet as of December 31, 2007.

Collateral Management Agreements

In connection with the closing of our first collateralized debt obligation, or CDO, in March 2006, the Issuer, CBRE Realty Finance CDO 2006-1 Ltd., entered into a Collateral Management Agreement with our Manager. Pursuant to the Collateral Management Agreement, our Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the CDO notes. The Collateral Management Agreement provides for a senior collateral management fee, payable monthly in accordance with the priority of payments as set forth in the indenture, equal to 1/12 of 0.10% per annum of the net outstanding portfolio balance, and an additional subordinate collateral management fee, payable monthly in accordance with the priority of payments as set forth in the indenture, equal to 1/12 of 0.15% per annum of the net outstanding portfolio balance. Net outstanding portfolio balance is the sum of the (i) aggregate principal balance of the collateral debt securities, excluding defaulted securities, (ii) aggregate principal balance of all principal proceeds held as cash and eligible investments in certain accounts, and (iii) with respect to the defaulted securities, the calculation amount of such defaulted securities. Effective March 28, 2006, until further notice, the Collateral Manager waived its right to receive the collateral management fee. At December 31, 2007, we owned all of the non-investment grade bonds, preferred equity and equity in the CDO. The senior collateral management fee and the balance of the subordinate collateral management fee is allocated to us. For the years ended December 31, 2007 and 2006, we did not reimburse our Manager for any expenses to our Manager under such Collateral Management Agreement.

In connection with the closing of our CDO, in April 2007, the Issuer, CBRE Realty Finance CDO 2007-1 Ltd., entered into a Collateral Management Agreement with our Manager. Pursuant to the Collateral Management Agreement, our Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the CDO notes. The Collateral Management Agreement provides for a senior collateral management fee, payable monthly in accordance with the priority of payments as set forth in the indenture, equal to 1/4 of 0.15% per annum of the net outstanding portfolio balance, and an additional subordinate collateral management fee, payable monthly in accordance with the priority of payments as set forth in the indenture, equal to 1/4 of 0.20% per annum of the net outstanding portfolio balance. Net outstanding portfolio balance is the sum of the (i) aggregate principal balance of the collateral debt securities, excluding defaulted securities, (ii) aggregate principal balance of all principal proceeds held as cash and eligible investments in certain accounts, and (iii) with respect to the defaulted securities, the calculation amount of such defaulted securities. The Collateral Manager waived its right to receive the collateral management fee in connection with the second CDO. At December 31, 2007, we owned all of the non-investment grade bonds, preferred equity and equity in the CDO. The senior collateral management fee and the balance of the subordinate collateral management fee is allocated to us. For the year ended December 31, 2007, we did not reimburse our Manager for any expenses to our Manager under such Collateral Management Agreement.

GEMSA Servicing Agreement

GEMSA Loan Services, L.P., which we refer to as GEMSA, is utilized by us as a loan servicer. GEMSA is a joint venture between CBRE Melody & Company and GE Capital Real Estate. GEMSA is a rated master and primary servicer. Our fees for GEMSA’s services are at market rates.

For the year ended December 31, 2007 and 2006, we paid or had payable an aggregate of approximately $251,000 and $82,000, respectively, to GEMSA in connection with its loan servicing of a part of our portfolio. Such fees were at market rates.

CBRE License Agreement

In connection with our June 2005 private offering, we entered into a license agreement with CBRE and one of its affiliates pursuant to which they granted us a non-exclusive, royalty-free license to use the name “CBRE.” Under this agreement, we have a right to use the “CBRE” name, as long as our Manager or one of its affiliates remains our manager and our manager remains an affiliate of CBRE. Other than with respect to this limited license, we have no legal right to the “CBRE” name. CBRE has the right to terminate the license agreement if its affiliate is no longer acting as our manager. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of the words “CBRE.”

Torto Wheaton Research License Agreement

Torto Wheaton Research, or TWR, is a wholly-owned subsidiary of CBRE that provides research products and publications to us under a license agreement. The cost of this license agreement is at market rates. For the year ended December 31, 2007, we paid or had payable an aggregate of approximately $73,350 in licensing fees to TWR in connection with the license agreement.

Purchases of Our Common Stock

CBRE, through one of its affiliates, purchased from us 1,100,000 shares of our common stock in our June 2005 private offering, representing 5.1% of our common stock on a fully-diluted basis as of December 31, 2005. Certain of our executive officers and directors and certain executive officers and directors of CBRE and CBRE/Melody purchased 964,101 shares of our common stock in that offering. Our Manager has agreed to receive at least 10% of its incentive fee under our management agreement in shares of our common stock, subject to certain limitations in our management agreement. Upon completion of our June 2005 private offering, we granted to our non-excluded directors under the 2005 Equity Incentive Plan 2,668 shares of restricted stock and to our Manager, its employees and certain of its related persons under the 2005 Equity Incentive Plan 565,087 shares of restricted stock and options to purchase 813,600 shares of our common stock with an exercise price of $15.00 per share. Additionally, 34,913 shares of restricted stock and options to purchase 186,400 shares of our common stock were made available for issuance to our Manager or to employees or other related parties of our Manager as directed by our Manager.

On January 30, 2006, we granted to certain employees of our Manager under the 2005 Equity Incentive Plan 134,000 shares of restricted stock, of which 38,500 shares have since been forfeited, and options to purchase 75,550 shares of our common stock with an exercise price of $15.00 per share, of which 22,499 shares have since been forfeited. These options become exercisable in three equal annual installments beginning on the first anniversary of their issuance.

On August 28, 2006, we granted to certain employees of CBRE/Melody under the 2005 Equity Incentive Plan options to purchase 17,850 shares of our common stock with an exercise price of $15.00 per share. These options become exercisable in three equal annual installments beginning on the first anniversary of their issuance.

On September 11, 2006, we granted to a certain employee of CBRE/Melody under the 2005 Equity Incentive Plan options to purchase 2,000 shares of our common stock, with an exercise price of $15.00 per share. These options become exercisable in three equal annual installments beginning on the first anniversary of their issuance.

On March 7, 2007, we granted to certain employees of our Manager under the 2005 Equity Incentive Plan 130,200 shares of restricted stock, of which 25,950 shares have since been forfeited, and options to purchase 66,500 shares of our common stock with an exercise price of $13.08 per share, of which 13,998 shares have since been forfeited. These options become exercisable in three equal annual installments beginning on the first anniversary of their issuance.

On August 10, 2007, we granted to certain of our executive officers under the 2005 Equity Incentive Plan 60,000 shares of restricted stock.

On September 4, 2007, we granted to Kenneth J. Witkin, our chief executive officer, president and director, under the 2005 Equity Incentive Plan 75,000 shares of restricted stock and options to 24,000 shares of our common stock with an exercise price of $5.89 per share. These options become exercisable in three equal annual installments beginning on the first anniversary of their issuance.

Additionally, on December 31, 2007, we granted to certain employees of our Manager under the 2005 Equity Incentive Plan 92,500 shares of restricted stock and options to purchase 45,500 shares of our common stock, with an exercise price of $5.34 per share. These options become exercisable in three equal annual installments beginning on the first anniversary of their issuance.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of WHITE proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc., at an aggregate estimated cost of $[            ], plus out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the record date. We will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, our directors and officers and employees of our Manager may solicit WHITE proxies. No additional compensation will be paid for such services. Solicitation may be conducted in person, by telephone, by use of the internet, by facsimile, by telegram or by other means of communication.

All costs incidental to the solicitations of proxies on behalf of our Board of Directors will be borne by us. Total expenditures for these solicitations are estimated to be approximately $[            ] million. Such costs do not include fees paid to our Manager under the management agreement. Total expenditures to date are approximately $[            ].

Stockholder Proposals

Stockholder proposals intended to be presented at the 2009 annual meeting of stockholders must be received by our Secretary no later than [            ], 2009, in order to be considered for inclusion in our proxy statement relating to the 2008 meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a stockholder to be presented at the 2009 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices after [            ], 2009 and on or before [            ], 2009, unless the 2007 annual meeting of stockholders is scheduled to take place before [            ], 2008 or after [            ], 2008. Our By-laws provide that any stockholder wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in our Bylaws, to us at our principal executive offices not earlier than the one hundred fiftieth (150th) day prior to the first (1st) anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first (1st) anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Any such proposal should be mailed to: CBRE Realty Finance, Inc., 185 Asylum Street, 31st Floor, Hartford, CT 06103, Attn: Susan M. Orr, Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, by directing your written request to: CBRE Realty Finance, Inc., 185 Asylum Street, 31st Floor, Hartford, CT 06103, Attn: Susan M. Orr, Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.

Other Matters

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, WHITE proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors

Susan M. Orr

Secretary

New York, New York

[            ], 2008

CBRE REALTY FINANCE, INC.

185 Asylum Street, 31st Floor

Hartford, CT 06103

Proxy for Annual Meeting of Stockholders to be held on [            ], 2008

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Kenneth J. Witkin and Susan M. Orr and either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of CBRE Realty Finance, Inc. held of record by the undersigned as of the close of business on [            ], 2008, on behalf of the undersigned at the annual meeting of stockholders to be held at [            ] a.m., local time, at The InterContinental, The Barclay New York, 111 East 48th Street, New York, New York 10017, on [            ], [            ], 2008, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the nominees of our Board of Directors listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with our Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please vote and sign on other side and return promptly in the enclosed envelope.	SEE REVERSE SIDE

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
[ ]
	OR		OR
• Go to the website address listed above.		• Use any touch-tone telephone.		• Mark, sign and date your proxy card.
• Have your WHITE proxy card ready.		• Have your WHITE proxy card ready.		• Detach your WHITE proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your WHITE proxy card in the postage-paid envelope provided.

CALL TOLL-FREE TO VOTE

[                                ]

☒	Please mark your votes as in this example.

(1)	To elect Directors of our company to serve until our 2009 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominees:	Ray Wirta
Kenneth J. Witkin
Michael J. Melody
Douglas C. Eby
Vincent J. Costantini
Ricardo Koenigsberger
David P. Marks

FOR ALL ☐		WITHHOLD ALL ☐	FOR ALL (except as marked to the contrary below) ☐

Withhold my vote for                                                                                                                    as Director.

(2)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of stockholder, the proxy statement with respect thereof and our annual report to stockholders with respect to our 2007 fiscal year and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:	Date:	Signature:		Date:
If Held Jointly

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Change of Address: